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                                                                    EXHIBIT 23.3

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statements (33-48030, 33-48348, 33-65472, 33-93224, 333-12325, 333-27011, 333-56179, 333-79549, 333-65664, 333-65666,
333-37794 and 333-49844) of our report dated October 20, 2000 with respect to the financial statements of PanVera Corporation referred to in Vertex Pharmaceutical Incorporated Form 10-K.

It should be noted that we have not audited any financial statements of PanVera Corporation subsequent to September 30, 2000, or performed any audit procedures subsequent to the date of our report.

ARTHUR ANDERSEN LLP

Milwaukee, Wisconsin
March 27, 2002